UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2008

CLAYTON WILLIAMS ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-10924	75-2396863
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation)	Number)	Identification No.)

6 Desta Drive, Suite 6500, Midland, Texas	79705-5510
(Address of principal executive offices)	(Zip code)

Registrant's Telephone Number, including area code: (432) 682-6324

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           The Compensation Committee of the Board of Directors of Clayton Williams Energy, Inc. (the “Company”) has previously adopted an after-payout incentive plan, as amended (the “APO Incentive Plan”) for officers, key employees and consultants who promote the Company’s drilling and acquisition programs.  Management’s objective in adopting this plan is to further align the interests of the participants with those of the Company by granting the participants after-payout working interests in the production developed, directly or indirectly, by the participants.  The plan provides for the creation of a series of limited partnerships or participation agreements creating tax partnerships to which the Company contributes a portion of its working interest in wells drilled within certain areas.  The Company pays all costs and receives all revenues until payout of its costs, plus interest.  After payout, the participants receive at least 99% of the partnership’s subsequent revenues and pay at least 99% of its subsequent expenses.

On August 5, 2008, the Compensation Committee of the Board of Directors of the Company approved the formation of one participation agreement created pursuant to the APO Incentive Plan and approved participation awards to certain officers (including our principal executive officer, principal financial officer and certain other named executive officers), key employees and consultants.  The Company entered into a participation agreement with the participants on August 12, 2008, to be effective as of August 5, 2008.  The participation agreement is summarized as follows:

•
Participation Agreement relating to Sacramento Basin I, to which the Company will contribute 7% of its working interest in wells to be drilled in the California Counties of Colusa, Yuba, Sutter, Yolo and Sacramento.

Participation awards under the participation agreement were granted to the Company’s principal executive officer, principal financial officer and named executive officers as follows:

	Bonus Percentages Awarded to Named Officers
	Clayton W.	L. Paul	Mel G.	Patrick C.	T. Mark
Participation Agreement	Williams, Jr.	Latham	Riggs	Reesby	Tisdale
Sacramento Basin I	28.57%	7.14%	25.73%	-	10.71%

Amounts payable under the participation agreement to the Company’s principal executive officer, principal financial officer and named executive officers are not determinable at this time.  Each participation award represents a working interest in one or more wells in a limited geographic area.  Potentially, a participation award may never become payable, or it may become payable at an indeterminable future date.

The foregoing description is only a summary of, and is qualified in its entirety by reference to, the participation agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)         Exhibits

The following exhibit is provided as part of the information furnished under Item 5.02(e) of this report.

Exhibit
Number	Description

10.1	Participation Agreement relating to Sacramento Basin I dated August 12, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLAYTON WILLIAMS ENERGY, INC.

Date:	August 14, 2008	By:	/s/ L. Paul Latham
L. Paul Latham
Executive Vice President and Chief
Operating Officer

Date:	August 14, 2008	By:	/s/ Mel G. Riggs
Mel G. Riggs
Senior Vice President and Chief
Financial Officer

CLAYTON WILLIAMS ENERGY, INC.

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Participation Agreement relating to Sacramento Basin I dated August 12, 2008.